       EXHIBIT 10.15

Execution Version

FIRST AMENDMENT TO SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

This First Amendment to Secured Promissory Note by and among GI DYNAMICS, INC., a Delaware corporation (the "Payor") and CRYSTAL AMBER FUND LIMITED (the "Holder") is effective as of December 31, 2018. Capitalized terms used but not defined herein have the definitions ascribed thereto in that certain Senior Secured Convertible Promissory Note issued on June 15, 2017 by the Payor to the Holder (the "Existing Note").

WHEREAS, the Payor and the Holder desire to amend the terms of the Existing Note as set forth herein; and

WHEREAS, Section 10(f) of the Existing Note provides that any term of the Existing Note may be amended only with the written consent of the Payor and the Holder.

NOW, THEREFORE, in consideration of the foregoing premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Payor and the Holder, intending to be legally bound, agree as follows:

1.Amendments to Existing Note.

a.	Section 1(b) of the Existing Note is hereby amended to change the Maturity Date from "December 31, 2018" to "March 31, 2019";

b.	Section 2(c) of the Existing Note is hereby amended to change the date referred to therein from "December 31, 2018" to "March 31, 2019".

2.Interest Prepayment. On or before the date that is seven (7) days after the date hereof, the Payor shall pay to the Holder all interest that has accrued under the Existing Note through and including December 31, 2018 in accordance with wire instructions provided by the Holder. The Payor and the Holder agree that the amount of accrued and unpaid interest under the Existing Note as of December 31, 2018 equals $393,835.62. For the avoidance of doubt, the Holder consents to the prepayment contemplated herein.

3.No Other Changes. Except as specifically amended in this amendment, all other terms of the Existing Note shall remain unchanged and in full force and effect.

4.Counterparts. This amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument. Facsimile or PDF transmission of execution copies or signature pages for this amendment shall be legal, valid and binding execution and delivery for all purposes.

5.Governing Law. This amendment shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of New York, without regard to its principles of conflicts of laws.

[Signature Pages Immediately Follow]

IN WITNESS WHEREOF, the undersigned parties have executed this amendment as of the date first written above.

PAYOR:

GI DYNAMICS, INC.

By: /s/ Scott Schorer

Name: Scott Schorer

Title: Chief Executive Officer

HOLDER:

CRYSTAL AMBER FUND LIMITED

By: /s/ Laurence McNairn

Name: Laurence McNairn

Title: Director – Crystal Amber Asset Management (Guernsey) Limited as Investment Manager of Crystal Amber Fund Limited

[Signature Page to December 2018 Amendment to Promissory Note]